[Notes issued in bearer form will contain additional legends and restrictions on transfer required by the Depositary and by the Internal Revenue Code and Regulations thereunder, including that required by Internal Revenue Code Section 163(f)(2)(B)]

If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Note is a Global Security and the following legend is applicable. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                       REGISTERED
NUMBER FLR _______                                               $_________

                          NATIONSBANK CORPORATION
                     MEDIUM-TERM SENIOR NOTE, SERIES D
                              (Floating Rate)

                                                     CUSIP 638585 _________
ORIGINAL ISSUE DATE:
STATED MATURITY DATE:
INITIAL INTEREST RATE:
INTEREST RATE BASIS:
INDEX MATURITY FOR INITIAL
INTEREST RATE (IF DIFFERENT):
INDEX MATURITY:
INDEX MATURITY FOR FINAL
INTEREST PAYMENT PERIOD
(IF DIFFERENT):
SPREAD:
SPREAD MULTIPLIER:
MAXIMUM INTEREST RATE:
MINIMUM INTEREST RATE:
INTEREST PAYMENT DATES:
INTEREST RATE RESET DATES:
INTEREST RATE RESET PERIOD:
INITIAL REDEMPTION DATE:
INITIAL REDEMPTION PERCENTAGE:
ANNUAL REDEMPTION PERCENTAGE REDUCTION:
____________________
  * Applies only if this Note is a Global Security.
OPTIONAL PAYMENT DATE(S):
CALCULATION AGENT:
ADDITIONAL TERMS:


    NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ______________________________________________________________,
or registered assigns, the principal sum of ________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof, depending upon the appropriate Interest Rate Basis and Index Maturity specified above, until the principal hereof is paid or duly made
available for payment.   The Company will pay interest on the
Interest Payment Dates specified above, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date, as defined below, and the next succeeding Interest Payment Date, in which case commencing on the Interest Payment Date following the next succeeding Regular Record Date, and on the Stated Maturity Date shown above (or any Redemption Date as defined on the reverse hereof or any Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal repayable on such date). Interest on this Note will accrue from the Original Issue Date specified above until the principal amount is paid and will be computed as hereinafter described. Interest payable on this Note on any Interest Payment Date or the Maturity Date will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity Date, as the case may be; provided, however, that if the Interest Rate Reset Period with respect to this Note is daily or weekly, interest payable on any Interest Payment Date or the Maturity Date will include interest accrued from but excluding the Regular Record Date through which interest has been paid to and including the Regular Record Date next preceding such Interest Payment Date, except that interest payable on any such Maturity Date will include interest accrued to, but excluding, such Maturity Date. If any Interest Payment Date falls on a day which is not a Business Day, as defined below, such Interest Payment Date shall be the following day that is a Business Day, except that if the Interest Rate Basis is LIBOR, if such next Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day; and if the Maturity Date falls on a day which is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no additional interest shall accrue for the period from and after such Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date, whether or not a Business Day (the "Regular Record Date"); provided, however, that the first payment of interest on any Note with an Original Issue Date, as specified above, between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered at the close of business on such next succeeding Regular Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (i) on which banks in The City of New York, Charlotte, North Carolina or ______________ are not authorized or required by law to be closed and (ii) if the Interest Rate Basis is LIBOR, is a day on which dealings in deposits on U.S. dollars are transacted in the London interbank market.

    The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Trustee from the holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent at NationsBank of Georgia, National Association, as Issuing and Paying Agent, 600 Peachtree Street, Suite 900, Atlanta, Georgia 60608 (the "Corporate Trust Office").

    Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

    Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

                             NATIONSBANK CORPORATION

                             By:____________________________
[SEAL]                       Title:_________________________
ATTEST:

____________________________
_________ Secretary                       CERTIFICATE OF AUTHENTICATION

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: ____________________________


                        BankAmerica National Trust Company,
                        as Trustee

                        By:  NationsBank of Georgia, National
                             Association as Authenticating Agent


                        By:__________________________
                             Authorized Signatory
                             [Reverse of Note]

                          NATIONSBANK CORPORATION
                    MEDIUM-TERM SENIOR NOTE, SERIES __
                              (Floating Rate)

    This Medium-Term Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount (herein called the "Notes") issued and to be issued under an Indenture dated as of January 1, 1995, (herein called the "Indenture"), between the Company and BankAmerica National Trust Company, as Trustee (herein called the "Trustee,") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Company's Senior Medium-Term Notes, Series __ (herein called the "Notes"), limited in aggregate principal amount to $_____________. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

    This Note is not subject to any sinking fund.

    This Note may be subject to repayment at the option of the holder only if the Optional Repayment Date(s) are indicated on the face hereof. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form below entitled "Option to Elect Repayment" duly completed, by the Trustee/Paying Agent at the Corporate Trust Office, or such other address of which the Company shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

[Notes issued in bearer form or payable in a currency other than U.S. dollars will contain additional provisions relating to payment, payment currency and Depositary procedure, as well as provisions relating to United States tax and withholding laws]

    This Note may be redeemed at the option of the Company on
any date on and after the Initial Redemption Date, if any,
specified on the face hereof (the "Redemption Date").   IF NO
INITIAL REDEMPTION DATE IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE COMPANY PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this
Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

    If this Note is redeemable at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

    Accrued interest hereon shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from but excluding the last date to which interest has been paid, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate in effect on such day by 360 or, in the case of Notes having the Treasury Rate as their Interest Rate Basis, by the actual number of days in the year.

    Except as described below, this Note will bear interest at the rate determined by reference to the appropriate Interest Rate Basis and Index Maturity shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the next preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten calendar days immediately prior to the Maturity Date shall be the rate in effect on the tenth calendar day preceding such Maturity Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such next Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. The term "Final Interest Payment Period" means the period from the final Interest Reset Date to the Maturity Date.

    The Interest Determination Date with respect to any Note that has as its Interest Rate Basis the CD Rate, Commercial Paper Rate, the Federal Funds Rate or the Prime Rate will be the second Business Day preceding the Interest Reset Date. The Interest Determination Date with respect to LIBOR shall be the second London Banking Day (as defined below) preceding the Interest Reset Date. The Interest Determination Date with respect to the Treasury Rate shall be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity specified on the face hereof normally would be auctioned; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

    The "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day next preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

    All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Determination of CD Rate. CD Rate means, with respect to an Interest Determination Date (a "CD Rate Interest Determination Date"), the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Federal Reserve Board ("H.15(519)"), under the heading "Cds (Secondary [BMarket)," or, if not so published by 4:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof, as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published in either H.15(519) or the Composite Quotations by 4:00 P.M., New York City time, on such Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in denominations of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate for such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

    Determination of Commercial Paper Rate.  The Commercial
Paper Rate means, with respect to an Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper." In the event such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for that Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, by a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate with respect to such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate then in effect on such Commercial Paper Rate Interest Determination Date.
    "Money Market Yield" shall be the yield (expressed as a percentage rounded to the nearest one ten-thousandth of a percent, with five one hundred-thousandths of a percent rounded upward) calculated in accordance with the following formula:


    Money Market Yield =           D x 360
                            -----------------------
                             360 - (D x M)            x 100

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    Determination of Federal Funds Rate. The Federal Funds Rate means, with respect to an Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If H.15(519) is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds as of 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date quoted by each of three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company); provided, however, that if fewer than three such brokers are so quoting such rates, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate then in effect on such Federal Funds Rate Interest Determination Date.

    Determination of LIBOR. LIBOR means the rate determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to an Interest Determination Date (a "LIBOR Interest Determination Date"), LIBOR will be "LIBOR Telerate" unless "LIBOR Reuters" is specified in the applicable pricing supplement or LIBOR Telerate is not available. "LIBOR Telerate" is the rate for deposits in the LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof that appears on the Designated LIBOR Page (as defined below) specified on the face hereof as of 11:00 A.M. London time, on that LIBOR Interest Determination Date. "LIBOR Reuters" is that rate which is the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the LIBOR Currency having the Index Maturity specified on the face hereof that appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If LIBOR cannot be determined under this clause (i), LIBOR in respect of the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

        (ii) With respect to a LIBOR Interest Determination Date on which LIBOR cannot be determined under clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest determination Date will be LIBOR then in effect on such LIBOR Interest Determination Date.

    "LIBOR Currency" means the currency (including composite currencies) specified on the face hereof for which LIBOR shall be calculated. If no such currency is specified on the face hereof, the LIBOR Currency shall be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable LIBOR Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable LIBOR Currency will be determined as if LIBOR Reuters (and, if the U.S. dollar is the LIBOR Currency, LIBO Page) had been specified.

    "Principal Financial Center" shall generally be the capital city of the country of the specified LIBOR Currency, except that with respect to U.S. dollars, Deutsche Marks and ECUs, the Principal Financial Center shall be The City of New York,
Frankfurt and Luxembourg, respectively.

    Determination of Prime Rate. Prime Rate means, with respect to an Interest Determination Date (a "Prime Rate Interest Determination Date"), the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan," or if not so published prior to 9:00 A.M. New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rates as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York as selected by the Calculation Agent (after consultation with the Company). If fewer than two such quotations are provided, the Prime Rate shall be determined by the Calculation Agent as of the close of business on the Prime Rate Interest Determination Date, on the basis of the prime rates, as of the close of business on such date, furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Interest Determination Date will be the Prime Rate then in effect on such Prime Rate Interest Determination Date.

    "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    Determination of Treasury Rate. Treasury Rate means, with respect to an Interest Determination Date (a "Treasury Rate Interest Determination Date"), the rate for the auction held on such Treasury Rate Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "U.S. Government Securities -- Treasury Bills -- auction average (investment)." If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Interest Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Interest Determination Date, then the Treasury Rate for such Treasury Rate Interest Determination Date shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate then in effect on such Treasury Rate Interest Determination Date.

                    [Include provisions for additional
                           interest rate bases]

    Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

    At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

    If an Event of Default (defined in the Indenture as (i) the Company's failure to pay principal of (or premium, if any, on) the Notes when due, or to pay interest on the Notes within thirty days after the same becomes due, (ii) the Company's breach of its other covenants contained in this Note or the Indenture, which breach is not cured within ninety days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby, and (iii) certain events involving the bankruptcy, insolvency or liquidation of the Company) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

    No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemented thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       [Bearer Notes will contain additional conforming provisions]

    The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the [Person] in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    [NOTES ISSUED AND OUTSTANDING PURSUANT TO A BOOK-ENTRY
SYSTEM SHALL BE DEEMED TO CONTAIN THE FOLLOWING PARAGRAPH: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Company will recognize Cede & Co., as nominee of DTC, while the registered Owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.
The Company will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.]

    All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
                               ABBREVIATIONS

    The following abbreviations, when used in the inscription on the face of the interim Note, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT-- as tenants by the entireties
         JT TEN--  as joint tenants with right of survivorship
                   and not as tenants in common
         UNIF GIFT MIN ACT--.............Custodian..........
                              (Cust)             (Minor)
                     Under Uniform Gifts to Minors Act
                     .................................
                                  (State)

    Additional abbreviations may also be used though not in the above list.

                       _____________________________

                                ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                [PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                      INCLUDING ZIP CODE OF ASSIGNEE]

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Please Insert Social Security or Other
    Identifying Number of Assignee: ____________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________________________
Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_________________________                   _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every
particular, without alteration or enlargement, or any change
whatever and must be guaranteed.                  [OPTION TO ELECT REPAYMENT

    The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at ________________________________
_____________________________________________________________
(Please print or typewrite name and address of the undersigned)

    For this Note to be repaid, the Trustee must receive at ______________, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 20 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

    If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $__________ or an integral multiple of $1,000 in excess of $__________) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$___________________    ___________________________________
                        NOTICE: The signature on this
                        Option to Elect Repayment must
Date _______________    correspond with the name as written
                        upon the face of this Note in every
                        particular, without alteration or
                        enlargement or any change whatever.]